Exhibit 8.2

250 WEST 55TH STREET NEW YORK, NY 10019-9601 TELEPHONE: 212.468.8000 FACSIMILE: 212.468.7900 WWW.MOFO.COM

MORRISON FOERSTER LLP

BEIJING, BERLIN, BRUSSELS, DENVER,

HONG KONG, LONDON, LOS ANGELES,

NEW YORK, NORTHERN VIRGINIA,

PALO ALTO, SACRAMENTO, SAN DIEGO,

SAN FRANCISCO, SHANGHAI, SINGAPORE,

TOKYO, WASHINGTON, D.C.

February 27, 2015

Bank of America Corporation

Bank of America Corporate Center

100 North Tryon Street

Charlotte, North Carolina 28255

Re: Bank of America Corporation InterNotes® due nine months or more from date of issue

Ladies and Gentlemen:

We have acted as tax counsel to Bank of America Corporation, a Delaware corporation (the “Corporation”), in connection with the filing by the Corporation with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), of the shelf registration statement on Form S-3 (the “Registration Statement”) and the prospectus contained in the Registration Statement (the “Prospectus”) relating to the proposed issuance and sale from time to time of the Corporation’s InterNotes® due nine months or more from date of issue (the “Notes”).

In that connection, we have reviewed the Registration Statement and the Prospectus and made such legal and factual examinations and inquiries, as we have deemed necessary or appropriate for purposes of our opinion. In rendering this opinion, we have, with the consent of the Corporation, relied upon the accuracy of the facts, representations and other matters set forth in the Registration Statement and the Prospectus. In our examination of documents, we have assumed the authenticity of original documents, the accuracy of copies, the genuineness of signatures, the legal capacity of signatories, and the proper execution of the documents. We have further assumed that all parties to the documents have acted, and will act, in accordance with the terms and conditions of such documents, including any covenants and agreements contained therein, without the waiver or modification of any such terms, conditions, covenants or agreements. We have not attempted to verify independently such assumptions. Terms defined in any of the foregoing documents shall be defined for purposes of this opinion as defined therein.

We hereby confirm that, although the discussion set forth under the heading “Tax Consequences to U.S. Holders” in the Prospectus does not purport to discuss all possible United States federal income tax consequences of the purchase, ownership and disposition of the securities described in the prospectus, in our opinion, such discussion constitutes, in all material respects, a fair and accurate summary of the United States federal income tax consequences of

February 27, 2015

the purchase, ownership and disposition of such securities, based upon current law as contained in the Internal Revenue Code of 1986, as amended (the “Code”), final and temporary Treasury Regulations promulgated thereunder (the “Treasury Regulations”), administrative pronouncements of the Internal Revenue Service (“IRS”) and court decisions as of the date hereof. The provisions of the Code and the Treasury Regulations, IRS administrative pronouncements and case law upon which this opinion is based could be changed at any time, perhaps with retroactive effect. In addition, some of the issues under existing law that could significantly affect our opinion have not yet been authoritatively addressed by the IRS or the courts, and our opinion is not binding on the IRS or the courts. Hence, there can be no assurance that the IRS will not challenge, or that the courts will agree with, our conclusions.

We undertake no obligation to update this opinion, or to ascertain after the date hereof whether circumstances occurring after such date may affect the conclusions set forth herein. We express no opinion as to matters governed by any laws other than the Code, the Treasury Regulations, published administrative announcements and rulings of the IRS, and court decisions.

We hereby consent to the use of our name under the headings “Tax Consequences to U.S. Holders” and “Legal Matters” in the Prospectus. We further consent to your filing a copy of this opinion as an exhibit to the Registration Statement. In giving such permission, we do not admit hereby that we come within the category of persons whose consent is required under Section 7 of the Securities Act, or the rules and regulations of the Commission thereunder. This opinion is expressed as of the date hereof and applies only to the disclosure under the heading “Tax Consequences to U.S. Holders” set forth in the Prospectus filed as of the date hereof.

Very truly yours,

/s/ Morrison & Foerster LLP